EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

To the Board of Directors
Claron Ventures, Inc.
#2-630 2nd Ave.
S7k-2c8 Saskatoon Saskatchewan, Canada

We hereby consent to the use in this Form SB-2 Registration Statement (Amendment #4) of our report dated October 6, 2005, relating to the balance sheet of Claron Ventures, Inc. as of July 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from July 7, 2005 (Inception) through July 31, 2005, and the inclusion of our name under the heading "Experts" appearing herein.

May 30, 2006

/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP Houston, Texas

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